SureWest Reports Third Quarter 2009 Results

Broadband growth strategy continues to drive long-term revenue, EBITDA and free cash flow growth

- 75% increase in Broadband EBITDA and 11% increase in Broadband revenues year-over-year

- Free cash flow increased by $23.5 million to positive $1.7 million for the nine months ended September 30, 2009

- Debt, net of cash and cash equivalents, declined $19.3 million from year-end December 31, 2008

- Operating expenses decreased 1% due to ongoing cost reduction efforts and improved operating efficiencies

- Net loss increased to $211 thousand compared to a loss of $101 thousand year-over-year primarily due to an increase in depreciation costs

ROSEVILLE, Calif., Oct. 29 /PRNewswire-FirstCall/ -- SureWest Communications (Nasdaq: SURW) today announced operating results for the third quarter ended September 30, 2009.

(Logo:  http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO)

Steve Oldham, SureWest's president and chief executive officer, said, "This was another solid quarter for SureWest, driven by Broadband growth and a second consecutive quarter of positive free cash flow. Consistent with our strategy to aggressively grow our Broadband segment, we are preparing to launch our highly-anticipated enhanced video product powered by Microsoft Mediaroom in our Sacramento market this December. With this game-changing launch, we are confident that we will generate additional revenue and EBITDA growth in 2010, as we will now offer what we believe is the best triple-play package of voice, video and data available on both our fiber and copper networks in the Sacramento market, with a goal of significantly increasing subscriber penetration.

"While the economy in Northern California has not yet seen much recovery, our results have been solid due to our product diversity, including a thriving business services offering, as well as flexible marketing strategies, the geographic diversity of Kansas City and cost-savings initiatives across the organization."

The following table highlights financial results for continuing operations on a consolidated basis (dollars are in thousands):

	Y-O-Y Comparison				Q-O-Q Comparison
Consolidated	Q3'09	Q3'08	Change	%	Q2'09	Change	%

Broadband Revenue	$40,175	$36,280	$3,895	11%	$40,259	$(84)	0%
Telecom Revenue	19,354	23,990	(4,636)	(19)%	20,671	(1,317)	(6)%
Total Revenue	59,529	60,270	(741)	(1)%	60,930	(1,401)	(2)%
EBITDA (adjusted)	18,961	17,947	1,014	6%	19,859	(898)	(5)%
Income from Continuing Operations	(211)	622	(833)	(134)%	899	(1,110)	(123)%
Capital Expenditure	13,841	20,932	(7,091)	(34)%	11,170	2,671	24%
Free Cash Flow	1,208	(6,091)	7,299	(120)%	3,957	(2,749)	(69)%
Net Debt	219,545	231,434	(11,889)	(5)%	226,806	(7,261)	(3)%

See Non-GAAP measure notes near end of release, and EBITDA and Free Cash Flow reconciliations for detailed adjustments.

Financial Results
Consolidated revenue decreased 1% year-over-year to $59.5 million resulting from 11% Broadband revenue growth offset by Telecom revenue declines of 19%. EBITDA, which is adjusted for non-cash pension ($642 thousand) and stock compensation ($443 thousand), increased 6% year-over-year to $19 million as the company continued to recognize cost savings from initiatives such as consolidation of office space and reduced employee counts, which decreased 4.5% from the prior year to 899 employees.

Operating expenses, exclusive of depreciation and amortization, decreased 1% year-over-year to $41.7 million due to reductions in labor expense offset by increases in video license fees, transport charges related to commercial business revenue growth, non-cash pension expense, and sales and advertising costs to promote subscriber growth and new product offerings.

Net loss increased to $211 thousand compared to a loss of $101 thousand in the third quarter of 2008 due primarily to an increase in depreciation costs related to broadband network build and success-based capital. Earnings per share from continuing operations was negative $.02 compared to positive $.04 in the third quarter of 2008 and positive $.06 in the second quarter of 2009.

Free cash flow, defined as income from continuing operations plus depreciation and amortization less capital expenditures, increased to positive $1.2 million – a $7.3 million increase year-over-year. The increase is due to lower capital expenditures related to the completion of SureWest's 2009 network expansion plan. The company continues to focus on increasing sales and free cash flow by growing penetration on its existing inventory of homes passed, increasing business services revenues and extending its video service to 25,000 new copper homes in Sacramento to market its triple-play products. SureWest expects that its capital expenditures and associated free cash flow results will vary quarter-to-quarter in order to take advantage of developing business sales opportunities such as additional data center space sales and additional wireless backhaul opportunities.

Cash and cash equivalents increased to $7.1 million from $2.8 million at December 31, 2008. During the quarter, SureWest paid down $10 million in debt resulting in $219.5 million in remaining total debt net of cash and cash equivalents (net debt), and a net debt to adjusted EBITDA ratio of 2.96.

Capital expenditures totaled $13.8 million for the third quarter and $43.4 million for the nine months ended September 30, 2009. For the nine months ended September 30, 2009, the company passed 8,300 additional advanced fiber homes, which completed the planned 2009 network build.

As previously announced, SureWest will extend its video service to 25,000 existing voice and data marketable ILEC homes on the Sacramento copper network, allowing for a superior new IP-based triple-play option to these potential customers. The first 15,000 homes receiving SureWest's extended video service will be available December 2009 and the second phase of 10,000 homes will become available by the second quarter of 2010. SureWest will reach these 25,000 homes with video for just over $3 million, or roughly 10% of the typical cost to pass a home with fiber. SureWest's projected 2009 capital expenditure remains $55-60 million and 2010 projected capital spend is expected to be near that level.

Broadband Segment Results
Broadband revenues increased 11% year-over-year and accounted for 68% of the company's total revenues compared to 60% in the third quarter of 2008 as the company succeeds with its long-term strategy of growing its Broadband operations to counteract declining Telecom segment revenues.

Broadband Residential:
Broadband Residential revenues increased 12% year-over-year to $29.4 million due to 10% growth in average revenue per user (ARPU) and a 6% increase in revenue generating units (RGUs). Data, video and voice RGUs all showed positive growth rates year-over-year and sequentially. To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q3 '09 vs.			Q3 '09 vs.
	Q3 '08 change			Q2 '09 change
		Kansas		Kansas
	Sacramento	City		Sacramento	City
	Market	Market	Total	Market	Market	Total
Broadband Residential RGUs	9%	3%	6%	2%	0%	1%
Data RGUs	1%	5%	2%	0%	0%	0%
Video RGUs - Fiber & HFC	0%	3%	2%	1%	0%	0%
Voice RGUs	38%	1%	17%	7%	0%	3%
Total Residential Subscribers	0%	5%	2%	0%	1%	1%

ARPU for triple-play marketable homes, consisting of the company's fiber-to-the-home (FTTH) and hybrid fiber coaxial (HFC) networks, increased 6% year-over-year to $112 from $106 as customer demand for higher data speeds, HDTV and DVR continued to increase. ARPU was also positively impacted by a first quarter 2009 video price increase.

Broadband Business:
Excluding non-recurring revenue of $540 thousand from equipment lease and Verizon Wireless transitional services in third quarter 2008, Broadband Business revenues increased by $1.3 million (15)% year-over-year. Customer counts increased 11% year-over-year to 7,000 and total Business ARPU, excluding the third quarter 2008 non-recurring items, grew 4% from the prior year to $483.

The commercial market in both Sacramento and Kansas City has begun to experience a positive turn and Broadband Business growth expectations continue to remain high due to aggressive sales and renewal tactics, superior business customer satisfaction levels, catered packages for businesses of all sizes, and a variety of product offerings and solutions.

Telecom Segment Results
Operating only in the Sacramento market, Telecom segment revenues declined 19% year-over-year to $19.4 million due to the industry-wide trend of declines in Telecom Residential access lines and associated access revenues.

Telecom Residential:
Telecom Residential revenues declined 25% year-over-year to $5.9 million resulting from losses in Telecom voice RGUs of 29% year-over-year. The company continues to mitigate Telecom voice line losses through its Broadband VoIP product. Of the 17,200 year-over-year Telecom Residential voice RGU losses, 7,800 (45)% migrated to the SureWest VoIP service.

Telecom Business:
Telecom Business revenues declined 14% year-over-year to $8.7 million due to a decline in small- and medium-sized business customers and some carrier consolidation. Growth opportunities are expected once the Sacramento office market recovers and businesses begin to return.

Telecom Access:
Telecom Access revenues decreased $1.3 million year-over-year to $4.6 million due to scheduled reductions in the California High Cost Fund (CHCF) subsidies and a decline in switched access revenues. The CHCF subsidies are scheduled to decline by $2 million per year through 2011.

Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles (GAAP) throughout this press release; the company has presented non-GAAP financial measures such as EBITDA and free cash flow. EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, and all other non-operating income/expenses. Free cash flow represents net income (loss) from continuing operations plus depreciation and amortization less capital expenditures. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of its internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management's effectiveness. Reconciliation to the comparable GAAP measures is provided in the accompanying financial and operating summaries. SureWest's non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast
SureWest will host a conference call providing details about its results and business strategy at 5 p.m. Eastern Time on Thursday, October 29, 2009. Open to the public, a simultaneous live webcast of the call will be available from the company's investor relations Web site at www.surw.com. A telephone replay of the call will be available shortly after completion through Thursday, November 5 by dialing 888.286.8010 and entering pass code 93314295. Visit www.surw.com for updates prior to the call.

About SureWest
SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers and is the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, the company expanded into the Kansas City region in February 2008 with the acquisition of Everest Broadband, Inc. and offers bundled residential and commercial services that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation's first provider to launch residential HDTV over an IP network and offers one of the nation's fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

Contacts:
Ron Rogers
Corporate Communications
916-746-3123
r.rogers@surewest.com

Misty Wells
Investor Relations
916-786-1799
m.wells@surewest.com

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Nine Months	Nine Months
	Ended	Ended
	September	September	$	%
	30, 2009	30, 2008	Change	Change
Operating revenues:
Broadband	$119,656	$98,412	$21,244	22%
Telecom	61,745	73,023	(11,278)	(15)%
Total operating revenues	181,401	171,435	9,966	6%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	74,695	65,808	8,887	14%
Customer operations and selling	25,597	23,674	1,923	8%
General and administrative	26,260	29,010	(2,750)	(9)%
Depreciation and amortization	44,298	40,361	3,937	10%
Total operating expenses	170,850	158,853	11,997	8%

Income from operations	10,551	12,582	(2,031)	(16)%

Other income (expense):
Interest income	99	593	(494)	(83)%
Interest expense	(8,402)	(8,845)	443	5%
Other, net	33	13	20	154%
Total other income (expense), net	(8,270)	(8,239)	(31)	(0)%

Income from continuing operations before income taxes	2,281	4,343	(2,062)	(47)%

Income tax expense	1,514	1,970	(456)	(23)%

Income from continuing operations	767	2,373	(1,606)	(68)%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	(69)	332	(401)	(121)%
Gain on sale of discontinued operations	2,568	18,362	(15,794)	(86)%
Total discontinued operations	2,499	18,694	(16,195)	(87)%

Net income	$3,266	$21,067	$(17,801)	(84)%

Basic and diluted earnings per common share:
Income from continuing operations	$0.05	$0.17	$(0.12)
Discontinued operations, net of tax	0.18	1.32	(1.14)
Net income per basic and diluted common share	$0.23	$1.49	$(1.26)

Dividends per share	$-	$0.50	$(0.50)

Shares of common stock used to calculate earnings per share:
Basic	13,973	14,138	(165)
Diluted	13,973	14,146	(173)

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter	Quarter
	Ended	Ended
	September	September	$	%
	30, 2009	30, 2008	Change	Change
Operating revenues:
Broadband	$40,175	$36,280	$3,895	11%
Telecom	19,354	23,990	(4,636)	(19)%
Total operating revenues	59,529	60,270	(741)	(1)%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	24,563	24,941	(378)	(2)%
Customer operations and selling	9,017	7,655	1,362	18%
General and administrative	8,073	9,438	(1,365)	(14)%
Depreciation and amortization	15,260	14,219	1,041	7%
Total operating expenses	56,913	56,253	660	1%

Income from operations	2,616	4,017	(1,401)	(35)%

Other income (expense):
Interest income	28	35	(7)	(20)%
Interest expense	(3,046)	(2,904)	(142)	(5)%
Other, net	205	56	149	266%
Total other income (expense), net	(2,813)	(2,813)	-	0%

Income (loss) from continuing operations before income taxes	(197)	1,204	(1,401)	(116)%

Income tax expense	14	582	(568)	-98%

Income (loss) from continuing operations	(211)	622	(833)	(134)%

Discontinued operations, net of tax:
Loss from discontinued operations, net of tax	-	(108)	108	100%
Loss on sale of discontinued operations, net of tax	-	(615)	615	100%
Total discontinued operations	-	(723)	723	100%

Net loss	$(211)	$(101)	$(110)	(109)%

Basic and diluted earnings per common share:
Income (loss) from continuing operations	$(0.02)	$0.04	$(0.06)
Discontinued operations, net of tax	-	(0.05)	0.05
Net loss per basic and diluted common share	$(0.02)	$(0.01)	$(0.01)

Shares of common stock used to calculate earnings per share:
Basic	13,936	13,970	(34)
Diluted	13,936	13,980	(44)

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter	Quarter
	Ended	Ended
	September	June	$	%
	30, 2009	30, 2008	Change	Change
Operating revenues:
Broadband	$40,175	$40,259	$(84)	(0)%
Telecom	19,354	20,671	(1,317)	(6)%
Total operating revenues	59,529	60,930	(1,401)	(2)%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	24,563	25,118	(555)	(2)%
Customer operations and selling	9,017	8,345	672	8%
General and administrative	8,073	8,624	(551)	(6)%
Depreciation and amortization	15,260	14,228	1,032	7%
Total operating expenses	56,913	56,315	598	1%

Income from operations	2,616	4,615	(1,999)	(43)%

Other income (expense):
Interest income	28	34	(6)	(18)%
Interest expense	(3,046)	(3,046)	-	0%
Other, net	205	(88)	293	333%
Total other income (expense), net	(2,813)	(3,100)	287	9%

Income (loss) from continuing operations before income taxes	(197)	1,515	(1,712)	(113)%

Income tax expense	14	616	(602)	(98)%

Income (loss) from continuing operations	(211)	899	(1,110)	(123)%

Discontinued operations, net of tax:
Gain on sale of discontinued operations	-	60	(60)	(100)%
Total discontinued operations	-	60	(60)	(100)%

Net income (loss)	$(211)	$959	$(1,170)	(122)%

Basic and diluted earnings per common share:
Income (loss) from continuing operations	$(0.02)	$0.06	$(0.08)
Discontinued operations, net of tax	-	0.01	(0.01)
Net income (loss) per basic and diluted common share	$(0.02)	$0.07	$(0.09)

Shares of common stock used to calculate earnings per share:
Basic	13,936	14,020	(84)
Diluted	13,936	14,020	(84)

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
(Amounts in thousands)

	For 2008 Quarters Ended:
	March	June	September	December
Consolidated	31	30	30	31
Operating revenues (1)
Residential	$34,647	$34,621	$33,959	$34,180
Business	16,946	18,188	19,342	18,218
Access	6,647	6,393	6,308	5,922
Other	630	650	661	618

Total operating revenues from external customers	58,870	59,852	60,270	58,938

Operating expenses (1)	41,274	39,903	42,034	41,713
Depreciation and amortization	13,259	14,075	14,219	14,666
Income from operations	$4,337	$5,874	$4,017	$2,559

	Twelve
	Months
	Ended	For 2009 Quarters Ended:
	December 31,	March	June	September
Consolidated	2008	31	30	30
Operating revenues (1)
Residential	$137,407	$35,713	$36,180	$35,246
Business	72,694	18,633	18,704	18,705
Access	25,270	6,031	5,351	5,031
Other	2,559	565	695	547

Total operating revenues from external customers	237,930	60,942	60,930	59,529

Operating expenses (1)	164,924	42,812	42,087	41,653
Depreciation and amortization	56,219	14,810	14,228	15,260
Income from operations	$16,787	$3,320	$4,615	$2,616

	Year-over-Year		Qtr-over-Qtr
Consolidated	$ chg	%	$ chg	%
Operating revenues (1)
Residential	$1,287	4%	$(934)	(3)%
Business	(637)	(3)%	1	0%
Access	(1,277)	(20)%	(320)	(6)%
Other	(114)	(17)%	(148)	(21)%

Total operating revenues from external customers	(741)	(1)%	(1,401)	(2)%

Operating expenses (1)	(381)	(1)%	(434)	(1)%
Depreciation and amortization	1,041	7%	1,032	7%
Income from operations	$(1,401)	(35)%	$(1,999)	(43)%

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations
	For 2008 Quarters Ended:
	March	June	September	December
	31	30	30	31
Net income (loss) from continuing operations	$376	$1,729	$622	$(1,547)
Add back: income tax expense	489	1,139	582	1,169
Less: other (income)/expense	3,472	3,006	2,813	2,937
Income from operations	4,337	5,874	4,017	2,559
Add (subtract):
Depreciation and amortization	13,259	14,075	14,219	14,666
Non-cash pension (income)/expense	(393)	(524)	(458)	(433)
Non-cash stock compensation expense	141	345	169	223
Adjusted EBITDA (2)	$17,344	$19,770	$17,947	$17,015

Other data:
Total debt	$277,830	$231,828	$233,827	$241,688

	Twelve Months
	Ended	For 2009 Quarters Ended:
	December 31,	March	June	September
	2008	31	30	30
Net income (loss) from continuing operations	$1,180	$79	$899	$(211)
Add back: income tax expense	3,379	884	616	14
Less: other (income)/expense	12,228	2,357	3,100	2,813
Income from operations	16,787	3,320	4,615	2,616
Add (subtract):
Depreciation and amortization	56,219	14,810	14,228	15,260
Non-cash pension (income)/expense	(1,808)	755	552	642
Non-cash stock compensation expense	878	608	464	443
Adjusted EBITDA (2)	$72,076	$19,493	$19,859	$18,961

Other data:
Total debt	n/a	$240,187	$236,685	$226,683

	Year-over-Year		Qtr-over-Qtr
	$ chg	%	$ chg	%
Net income (loss) from continuing operations	$(833)	(134)%	$(1,110)	(123)%
Add back: income tax expense	(568)	(98)%	(602)	(98)%
Less: other (income)/expense	-	0%	(287)	(9)%
Income from operations	(1,401)	(35)%	(1,999)	(43)%
Add (subtract):
Depreciation and amortization	1,041	7%	1,032	7%
Non-cash pension (income)/expense	1,100	240%	90	16%
Non-cash stock compensation expense	274	162%	(21)	(5)%
Adjusted EBITDA (2)	$1,014	6%	$(898)	(5)%

Other data:
Total debt	$(7,144)	(3)%	$(10,002)	(4)%

	For 2008 Quarters Ended:
	March	June	September	December
Broadband	31	30	30	31
Data	$10,128	$10,338	$10,348	10,491
Video	10,359	10,365	10,264	10,522
Voice	5,258	5,395	5,542	5,933
Total residential revenues	25,745	26,098	26,154	26,946
Business	7,899	8,374	9,271	9,084
Access	305	370	414	449
Other	439	459	441	450
Total operating revenues from external customers	34,388	35,301	36,280	36,929
Intersegment revenues	140	141	138	120
Total operating revenues	34,528	35,442	36,418	37,049

Operating expenses without depreciation	30,742	31,085	32,844	32,698
Depreciation and amortization	9,597	10,335	10,700	11,051
Loss from operations	$(5,811)	$(5,978)	$(7,126)	$(6,700)

	Twelve
	Months
	Ended	For 2009 Quarters Ended:
	December 31,	March	June	September
Broadband	2008	31	30	30
Data	$41,305	$10,763	$11,184	$11,236
Video	41,510	11,689	11,995	11,711
Voice	22,128	6,399	6,594	6,442
Total residential revenues	104,943	28,851	29,773	29,389
Business	34,628	9,585	9,615	10,018
Access	1,538	384	398	427
Other	1,789	402	473	341
Total operating revenues from external customers	142,898	39,222	40,259	40,175
Intersegment revenues	539	91	94	93
Total operating revenues	143,437	39,313	40,353	40,268

Operating expenses without depreciation	127,369	34,695	34,294	34,615
Depreciation and amortization	41,683	11,620	11,283	12,199
Loss from operations	$(25,615)	$(7,002)	$(5,224)	$(6,546)

	Year-over-Year		Qtr-over-Qtr
Broadband	$ chg	%	$ chg	%
Data	$888	9%	$52	0%
Video	1,447	14%	(284)	(2)%
Voice	900	16%	(152)	(2)%
Total residential revenues	3,235	12%	(384)	(1)%
Business	747	8%	403	4%
Access	13	3%	29	7%
Other	(100)	(23)%	(132)	(28)%
Total operating revenues from external customers	3,895	11%	(84)	0%
Intersegment revenues	(45)	(33)%	(1)	(1)%
Total operating revenues	3,850	11%	(85)	0%

Operating expenses without depreciation	1,771	5%	321	1%
Depreciation and amortization	1,499	14%	916	8%
Loss from operations	$580	8%	$(1,322)	(25)%

Broadband Reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations

	For 2008 Quarters Ended:
	March	June	September	December
	31	30	30	31
Loss from continuing operations	$(5,416)	$(5,391)	$(5,856)	$(6,667)
Add back: income tax benefits	(4,054)	(3,690)	(3,994)	(3,179)
Less: other (income)/expense	3,659	3,103	2,724	3,146
Loss from operations	(5,811)	(5,978)	(7,126)	(6,700)
Add (subtract):
Depreciation and amortization	9,597	10,335	10,700	11,051
Non-cash pension (income)/expense	(162)	(212)	(187)	(178)
Non-cash stock compensation expense	54	173	77	103
Adjusted EBITDA (2)	$3,678	$4,318	$3,464	$4,276

	Twelve
	Months
	Ended	For 2009 Quarters Ended:
	December 31,	March	June	September
	2008	31	30	30
Loss from continuing operations	$(23,330)	$(5,398)	$(4,884)	$(5,619)
Add back: income tax benefits	(14,917)	(3,656)	(3,312)	(3,810)
Less: other (income)/expense	12,632	2,052	2,972	2,883
Loss from operations	(25,615)	(7,002)	(5,224)	(6,546)
Add (subtract):
Depreciation and amortization	41,683	11,620	11,283	12,199
Non-cash pension (income)/expense	(739)	327	56	197
Non-cash stock compensation expense	407	304	231	221
Adjusted EBITDA (2)	$15,736	$5,249	$6,346	$6,071

	Year-over-Year		Qtr-over-Qtr
	$ chg	%	$ chg	%
Loss from continuing operations	$237	4%	$(735)	(15)%
Add back: income tax benefits	184	5%	(498)	(15)%
Less: other (income)/expense	159	6%	(89)	(3)%
Loss from operations	580	8%	(1,322)	(25)%
Add (subtract):
Depreciation and amortization	1,499	14%	916	8%
Non-cash pension (income)/expense	384	205%	141	252%
Non-cash stock compensation expense	144	187%	(10)	(4)%
Adjusted EBITDA (2)	$2,607	75%	$(275)	(4)%

	For 2008 Quarters Ended:
	March	June	September	December
Telecom	31	30	30	31
Residential	$8,902	$8,523	$7,805	$7,234
Business	9,047	9,814	10,071	9,134
Access	6,342	6,023	5,894	5,473
Other	191	191	220	168
Total operating revenues from external customers	24,482	24,551	23,990	22,009
Intersegment revenues	4,343	4,560	4,706	4,846
Total operating revenues	28,825	29,111	28,696	26,855

Operating expenses without depreciation	15,015	13,519	14,034	13,981
Depreciation and amortization	3,662	3,740	3,519	3,615
Income from operations	$10,148	$11,852	$11,143	$9,259

	Twelve
	Months
	Ended	For 2009 Quarters Ended:
	December 31,	March	June	September
Telecom	2008	31	30	30
Residential	$32,464	$6,862	$6,407	$5,857
Business	38,066	9,048	9,089	8,687
Access	23,732	5,647	4,953	4,604
Other	770	163	222	206
Total operating revenues from external customers	95,032	21,720	20,671	19,354
Intersegment revenues	18,455	4,874	4,981	5,043
Total operating revenues	113,487	26,594	25,652	24,397

Operating expenses without depreciation	56,549	13,082	12,868	12,174
Depreciation and amortization	14,536	3,190	2,945	3,061
Income from operations	$42,402	$10,322	$9,839	$9,162

	Year-over-Year		Qtr-over-Qtr
Telecom	$ chg	%	$ chg	%
Residential	$(1,948)	(25)%	$(550)	(9)%
Business	(1,384)	(14)%	(402)	(4)%
Access	(1,290)	(22)%	(349)	(7)%
Other	(14)	(6)%	(16)	(7)%
Total operating revenues from external customers	(4,636)	(19)%	(1,317)	(6)%
Intersegment revenues	337	7%	62	1%
Total operating revenues	(4,299)	(15)%	(1,255)	(5)%

Operating expenses without depreciation	(1,860)	(13)%	(694)	(5)%
Depreciation and amortization	(458)	(13)%	116	4%
Income from operations	$(1,981)	(18)%	$(677)	(7)%

Telecom Reconciliation of Adjusted EBITDA to Net Income from Continuing Operations

	For 2008 Quarters Ended:
	March	June	September	December
	31	30	30	31
Net income from continuing operations	$5,792	$7,120	$6,478	$5,120
Add back: income tax expense	4,543	4,829	4,576	4,348
Less: other (income)/expense	(187)	(97)	89	(209)
Income from operations	10,148	11,852	11,143	9,259
Add (subtract):
Depreciation and amortization	3,662	3,740	3,519	3,615
Non-cash pension (income) / expense	(231)	(312)	(271)	(255)
Non-cash stock compensation expense	87	172	92	120
Adjusted EBITDA (2)	$13,666	$15,452	$14,483	$12,739

	Twelve
	Months	For 2009 Quarters Ended:
	Ended
	December 31,	March	June	September
	2008	31	30	30

Net income from continuing operations	$24,510	$5,477	$5,783	$5,408
Add back: income tax expense	18,296	4,540	3,928	3,824
Less: other (income)/expense	(404)	305	128	(70)
Income from operations	42,402	10,322	9,839	9,162
Add (subtract):
Depreciation and amortization	14,536	3,190	2,945	3,061
Non-cash pension (income) / expense	(1,069)	428	496	445
Non-cash stock compensation expense	471	304	233	222
Adjusted EBITDA (2)	$56,340	$14,244	$13,513	$12,890

	Year-over-Year		Qtr-over-Qtr
	$ chg	%	$ chg	%
Net income from continuing operations	$(1,070)	(17)%	$(375)	(6)%
Add back: income tax expense	(752)	(16)%	(104)	(3)%
Less: other (income)/expense	(159)	(179)%	(198)	(155)%
Income from operations	(1,981)	(18)%	(677)	(7)%
Add (subtract):
Depreciation and amortization	(458)	(13)%	116	4%
Non-cash pension (income) / expense	716	264%	(51)	(10)%
Non-cash stock compensation expense	130	141%	(11)	(5)%
Adjusted EBITDA (2)	$(1,593)	(11)%	$(623)	(5)%

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits;  non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) The pro forma selected financial results are based on the historical consolidated financial statements of SureWest Communications and Everest Broadband, Inc. ("Everest") and have been adjusted to reflect the Everest acquisition, which was consummated on February 13, 2008. The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2008.On May 9, 2008, the sale of the Wireless assets was completed and the pro forma financial results reflect for all periods presented the classification of the sold Wireless operations as discontinued operations. Also, on February 27, 2009, SureWest Communications completed the sale of its Tower Assets and the pro forma financial results reflect the classification of the operations for the Tower Assets sold as discontinued operations for all periods presented.

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in thousands)

	September 30,	December 31,	$	%
	2009	2008	Change	Change
ASSETS
Current assets:
Cash and cash equivalents	$7,138	$2,840	$4,298	151%
Short-term investments	4,243	610	3,633	596%
Accounts receivable, net	20,878	21,415	(537)	(3)%
Income tax receivable	3,656	6,391	(2,735)	(43)%
Inventories	5,188	6,527	(1,339)	(21)%
Prepaid expenses	3,922	4,539	(617)	(14)%
Deferred income taxes	3,785	2,989	796	27%
Other current assets	1,777	1,752	25	1%
Assets of discontinued operations	–	5,002	(5,002)	(100)%
Total current assets	50,587	52,065	(1,478)	(3)%

Property, plant and equipment, net	523,873	523,231	642	0%

Intangible and other assets:
Long-term investments	–	3,508	(3,508)	(100)%
Customer relationships, net	4,151	5,062	(911)	(18)%
Goodwill	45,814	45,814	–	0%
Deferred charges and other assets	2,338	4,129	(1,791)	(43)%
	52,303	58,513	(6,210)	(11)%
	$626,763	$633,809	$(7,046)	(1)%

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt and capital lease obligations	$15,638	$15,643	$(5)	(0)%
Accounts payable	3,191	2,798	393	14%
Other accrued liabilities	20,517	19,050	1,467	8%
Advance billings and deferred revenues	8,535	8,960	(425)	(5)%
Accrued compensation	8,708	11,292	(2,584)	(23)%
Liabilities of discontinued operations	–	453	(453)	(100)%
Total current liabilities	56,589	58,196	(1,607)	(3)%

Long-term debt	211,045	226,045	(15,000)	(7)%
Deferred income taxes	50,836	46,358	4,478	10%
Accrued pension and other post-retirement benefits	38,338	36,046	2,292	6%
Other liabilities and deferred revenues	4,979	5,819	(840)	(14)%

Commitments and contingencies

Shareholders' equity:
Common stock, without par value; 100,000 authorized, 14,169 and 14,082 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	146,587	146,558	29	0%
Accumulated other comprehensive loss	(19,272)	(19,248)	(24)	(0)%
Retained earnings	137,661	134,035	3,626	3%
Total shareholders' equity	264,976	261,345	3,631	1%
	$626,763	$633,809	$(7,046)	(1)%

SUREWEST COMMUNICATIONS
ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING
OPERATIONS
(Unaudited; Amounts in thousands)

	Nine Months ended			Nine Months ended
	September 30, 2009			September 30, 2008
	Broad-		Consoli-	Broad-		Consoli-
	band	Telecom	dated	band	Telecom	dated

Income (loss)from continuing operations	$(15,901)	$16,668	$767	$(17,017)	$19,390	$2,373
Add (subtract):
Income taxes (benefit)/expense	(10,778)	12,292	1,514	(11,978)	13,948	1,970
Other (income)/expense	7,907	363	8,270	8,434	(195)	8,239
Depreciation and amortization	35,102	9,196	44,298	29,440	10,921	40,361
Non-cash pension (income)/expense	580	1,369	1,949	(561)	(814)	(1,375)
Non-cash stock compensation expense	756	759	1,515	304	351	655
Adjusted EBITDA (1)	$17,666	$40,647	$58,313	$8,622	$43,601	$52,223

(1) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits;  non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS
CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Nine Months Ended
	September 30,
	2009	2008
Income from continuing operations	$767	$2,373
Add: Depreciation and amortization	44,298	40,361
Less: Capital expenditures	(43,363)	(64,567)
Free cash flow (2)	$1,702	$(21,833)

(2) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity.

SUREWEST COMMUNICATIONS
ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING
OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended			Quarter Ended
	September 30, 2009			June 30, 2009
	Broad-		Consoli-	Broad-		Consoli-
	band	Telecom	dated	band	Telecom	dated
Income (loss) from continuing operations	$(5,619)	$5,408	$(211)	$(4,884)	$5,783	$899
Add (subtract):
Income taxes (benefit)/ expense	(3,810)	3,824	14	(3,312)	3,928	616
Other (income)/ expense	2,883	(70)	2,813	2,972	128	3,100
Depreciation and amortization	12,199	3,061	15,260	11,283	2,945	14,228
Non-cash pension (income)/ expense	197	445	642	56	496	552
Non-cash stock compensation expense	221	222	443	231	233	464
Adjusted EBITDA (1)	$6,071	$12,890	$18,961	$6,346	$13,513	$19,859

	Quarter Ended September 30, 2008
	Broadband	Telecom	Consolidated
Income (loss) from continuing operations	$(5,856)	$6,478	$622
Add (subtract):
Income taxes (benefit)/ expense	(3,994)	4,576	582
Other (income)/ expense	2,724	89	2,813
Depreciation and amortization	10,700	3,519	14,219
Non-cash pension (income)/ expense	(187)	(271)	(458)
Non-cash stock compensation expense	77	92	169
Adjusted EBITDA (1)	$3,464	$14,483	$17,947

(1) Adjusted EBITDA represents net income (loss) from continuing  operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits;  non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS
CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended
	September	June	September
	30, 2009	30, 2009	30, 2008

Income from continuing operations	$(211)	$899	$622

Add: Depreciation and amortization	15,260	14,228	14,219

Less: Capital expenditures	(13,841)	(11,170)	(20,932)

Free cash flow (2)	$1,208	$3,957	$(6,091)

(2) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS
As of and for the quarter ended

	9/30/	9/30/
BROADBAND	2009 (1)	2008 (1)	Chg	Chg %
Residential
Video
Marketable Homes - Fiber & HFC (2)	240,000	221,700	18,300	8%
RGUs - Fiber & HFC	57,000	55,900	1,100	2%
RGUs - Copper	2,200	2,600	(400)	-15%
Penetration - Fiber & HFC	23.8%	25.2%	-1.5%	-6%
ARPU	$66	$59	$7	11%
Voice
Marketable Homes	309,400	296,600	12,800	4%
RGUs	70,300	60,000	10,300	17%
Penetration	22.7%	20.2%	2.5%	12%
ARPU	$31	$32	$(1)	-2%
Data
Marketable Homes	309,400	296,600	12,800	4%
RGUs	97,700	95,700	2,000	2%
Penetration	31.6%	32.3%	-0.7%	-2%
ARPU	$38	$36	$2	5%
Total
Marketable Homes - Fiber, HFC, Copper	309,400	296,600	12,800	4%
RGUs	227,200	214,200	13,000	6%

Subscriber totals
Subscribers (3)	102,500	100,600	1,900	2%
Penetration	33.1%	33.9%	-0.8%	-2%
ARPU (4)	$96	$88	$8	10%
Triple Play ARPU (5)	$112	$106	$6	6%
Triple Play RGUs per Subscriber (5)	2.57	2.60	(0.03)	-1%
Churn	1.8%	1.7%	0.2%	10%

Business (6)
Customers	7,000	6,300	700	11%
ARPU	$483	$494	$(11)	-2%

	9/30/	9/30/
TELECOM	2009 (1)	2008 (1)	Chg	Chg %
Residential
Voice
Marketable Homes	90,900	90,500	400	0%
RGUs (7)	41,300	58,500	(17,200)	-29%
Cumulative Migration to Broadband Voice (8)	10,700	2,900	7,800	269%
Penetration	45.4%	64.6%	-19.2%	-30%
ARPU	$45	$43	$2	4%
Churn (9)	2.3%	2.4%	-0.1%	-2%

Business (6)
Customers	8,700	9,400	(700)	-7%
ARPU	$329	$354	$(25)	-7%

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	14,700	4,400	10,300	234%
Telecom	41,300	58,500	(17,200)	-29%
Total ILEC Voice RGUs (10)	56,000	62,900	(6,900)	-11%
CLEC Residential Voice RGUs (11)	55,600	55,600	0	0%
TOTAL Residential Voice RGUs (12)	111,600	118,500	(6,900)	-6%

	9/30/	9/30/
NETWORK METRICS	2009 (1)	2008 (1)	Chg	Chg %
Marketable Homes – Fiber	147,100	129,000	18,100	14%
Marketable Homes – HFC	92,900	92,700	200	0%
Marketable Homes – Copper	69,400	74,900	(5,500)	-7%
Total	309,400	296,600	12,800	4%

	6/30/
BROADBAND	2009 (1)	Chg	Chg %
Residential
Video
Marketable Homes - Fiber & HFC (2)	239,800	200	0%
RGUs - Fiber & HFC	56,900	100	0%
RGUs - Copper	2,200	0	0%
Penetration - Fiber & HFC	23.7%	0.0%	0%
ARPU	$67	$(1)	-2%
Voice
Marketable Homes	309,300	100	0%
RGUs	68,000	2,300	3%
Penetration	22.0%	0.7%	3%
ARPU	$33	$(2)	-5%
Data
Marketable Homes	309,300	100	0%
RGUs	97,700	0	0%
Penetration	31.6%	0.0%	0%
ARPU	$38	$0	1%
Total
Marketable Homes - Fiber, HFC, Copper	309,300	100	0%
RGUs	224,800	2,400	1%

Subscriber totals
Subscribers (3)	101,800	700	1%
Penetration	32.9%	0.2%	1%
ARPU (4)	$97	$(1)	-1%
Triple Play ARPU (5)	$115	$(3)	-2%
Triple Play RGUs per Subscriber (5)	2.58	(0.01)	-1%
Churn	1.7%	0.1%	6%

Business (6)
Customers	6,800	200	3%
ARPU	$475	$8	2%

	6/30/
TELECOM	2009 (1)	Chg	Chg %
Residential
Voice
Marketable Homes	90,900	0	0%
RGUs (7)	45,100	(3,800)	-8%
Cumulative Migration to Broadband Voice (8)	9,000	1,700	19%
Penetration	49.6%	-4.2%	-8%
ARPU	$45	$0	-1%
Churn (9)	2.3%	0.1%	2%

Business (6)
Customers	8,900	(200)	-2%
ARPU	$339	$(10)	-3%

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	12,400	2,300	19%
Telecom	45,100	(3,800)	-8%
Total ILEC Voice RGUs (10)	57,500	(1,500)	-3%
CLEC Residential Voice RGUs (11)	55,600	0	0%
TOTAL Residential Voice RGUs (12)	113,100	(1,500)	-1%

	6/30/
NETWORK METRICS	2009 (1)	Chg	Chg %
Marketable Homes - Fiber	146,900	200	0%
Marketable Homes - HFC	92,900	0	0%
Marketable Homes - Copper	69,500	(100)	0%
Total	309,300	100	0%

(1) The calculation of certain metrics have been revised over time to reflect the current view of our business. Where necessary prior period metric calculations have been revised to conform with current practice. All amounts rounded to the nearest 100s, except percents and dollars.

(2) Marketable Homes - Fiber & HFC consists of Sacramento fiber homes and Kansas City hybrid fiber coax (HFC) homes.

(3) A residential subscriber is a customer who subscribers to one or more residential RGUs.

(4) ARPU is the total residential revenue per average subscriber.

(5) Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

(6) A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account. ARPU is the total business revenue per average customer.

(7) A voice RGU is a residential customer who subscribers to one or more voice access line.

(8) Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line (7) that have ported their Telecom primary access line service to Broadband VoIP.

(9) Telecom Churn excludes disconnects in Line (8) that have ported their Telecom primary access line service to Broadband VoIP.

(10) ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

(11) CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

(12) Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

(13) Telecom access lines include residential and business access lines. For information purposes, access line counts were 100,200 at 9/30/08, 82,600 at 6/30/09, and 77,600 at 9/30/09.

CONTACT: Ron Rogers, Corporate Communications, +1-916-746-3123, r.rogers@surewest.com, or Misty Wells, Investor Relations, +1-916-786-1799, m.wells@surewest.com, both of SureWest